Exhibit 99.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350, As Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report of U S Liquids Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William M. DeArman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William M. DeArman William M. DeArman, Chief Executive Officer July 9, 2003

     A signed original of this written statement required by Section 906 has been provided to U S Liquids Inc. and will be retained by U S Liquids Inc. and furnished to the Securities and Exchange Commission or its staff upon request.